EXHIBIT 99.1

Contact: Kathleen Tilden
26 Harbor Park Drive
Port Washington, NY 11050
Phone: (800) 251-3883, X-2242
Fax: (516) 621-4793
E-mail: ktilden@nmhc.com
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Autuori Corporate Communications, Inc.
Donna M. Autuori
Phone: (631) 969-0958
Fax: (631) 969-0027
E-mail: dautuori@aol.com

FOR IMMEDIATE RELEASE:

       NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC. COMPLETES ACQUISITION OF

                      PROVIDER MEDICAL PHARMACEUTICAL, LLC

PORT WASHINGTON, NY, MARCH 7, 2001: National Medical Health Card Systems, Inc. (Nasdaq: NMHC), a national independent Pharmacy Benefit Manager (PBM), today announced that it has completed the acquisition of Provider Medical Pharmaceutical, LLC ("PMP") through which NMHC acquired substantially all of the assets, and certain of the liabilities, of PMP which is located in Tulsa, Oklahoma. The acquisition is expected to add approximately $30 million annually to NMHC's revenues.

     Under previously announced terms, NMHC will pay a purchase price of $6.8 million in cash and other consideration to PMP.

     Mark Lewandowski, President of PMP, has entered into an employment agreement with NMHC, to serve as the Company's Senior Vice President of Business Development, reporting directly to the Company's Senior Vice President of Sales and Marketing.

     NMHC Chairman and CEO Bert Brodsky noted that, "Our goal with PMP is comparable to the objectives we accomplished in acquiring Pharmacy Associates, Inc. ("PAI", located in Little Rock, Arkansas) last year. It is to gain broader geographic coverage and bring the NMHC brand of PBM services to a larger cross-section of the marketplace." Jim Bigl, NMHC President noted that "The PMP team provides NMHC with additional expertise in the Third Party Administration component of our business and has an outstanding service reputation, both of which will further enhance NMHC's service offerings."

     Mark Lewandowski added, "We believe the synergy of aligning with NMHC will enhance both our service and value-added delivery to our existing client base while offering a significant opportunity to expand as a result of NMHC's world-class clinical, technological and reporting capabilities."

     NMHC provides PBM services for corporations, unions, health maintenance organizations, third party administrators and local governments. NMHC's program components are integrated and managed through proprietary system protocols. Through its clinical programs, value-added offerings and advanced information technology systems, NMHC provides high quality cost-effective management of prescription benefits.

     Forward Looking Statements - This press release includes forward-looking statements which involve known and unknown risks and uncertainties or other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. When used herein, the words "believes," "anticipates," "thinks," "intends," "will be," "expects" and similar expressions (or the negative variations thereof) identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. For a discussion of such risks and uncertainties, including but not limited to, risks relating to demand, pricing, government regulation, acquisitions and affiliations, the market for PBM services, competition and other factors which could cause actual results to differ from those contained in these forward-looking statements, readers are urged to carefully review and consider the various disclosures made by NMHC which attempt to advise interested parties of the factors which affect its business, including, without limitation, the disclosures made under the captions "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in NMHC's Annual Report on Form 10-K, as amended, for the most recently ended fiscal year, and other Securities and Exchange Commission filings.

     For more information, visit our website at: www.nmhc.com